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                                                                    EXHIBIT 10.2

                                                               ADOPTED: 1/27/84
                                                               SHAREHOLDER
                                                               APPROVAL: 4/26/84
                                                               AMENDED: 12/14/88
                                                               AMENDED: 11/9/89
                                                               AMENDED: 4/2/92

                       DANNINGER MEDICAL TECHNOLOGY, INC.
                              AMENDED AND RESTATED
                        1984 INCENTIVE STOCK OPTION PLAN

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        1. PURPOSE. The purpose of this Amended and Restated 1984 Incentive
Stock Option Plan (the "Plan") is to advance the interests of Danninger Medical Technology, Inc. (the "Company") by providing an opportunity to selected key employees of the Company to purchase stock of the Company through the exercise of options granted under the Plan. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate key employees of training, experience, and ability. It is intended that this purpose will be effected by the granting of stock options under the Plan which will qualify as "incentive stock options" under the provisions of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of the Plan shall be interpreted in accordance with this intention.

        2. EFFECTIVE DATE. The Plan shall become effective on January 27, 1984, provided that the Plan is approved by the shareholders of the Company within one
(1) year from that date. Although options may be granted before such approval, no option may be exercised until such approval is obtained and such options will be null and void if such approval is not obtained.

        3. STOCK SUBJECT TO THE PLAN. The shares that may be granted under the Plan shall not exceed in the aggregate 750,000 shares of $.01 par value Common Stock of the Company. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options under the Plan, in whole or in part, may be either authorized but unissued shares or issued shares reacquired by the Company.

        4. ADMINISTRATION.

        (a) The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Stock Option Committee") which consists of not less than three directors. Subject to the provisions of the Plan, the Stock Option Committee shall have full power to construe and interpret the Plan and to establish, amend, and rescind rules and regulations for its administration.

        (b) If any class of equity securities of the Company is registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Stock Option Committee (i) shall be directors who are not employees of the Company, (ii) shall be "disinterested persons" as defined in Rule 16b-3(c)(2)(i) under the 1934 Act and (iii) shall ont be eligible to participate in this Plan.

        5. ELIGIBLE EMPLOYEES AND DIRECTORS.

        (a) Persons shall be selected to receive options under the Plan by the Stock Option Committee from among the key employees of the Company, or any of its subsidiaries, including directors who are also key employees.




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        (b) No optionee may receive options under the Plan in any one fiscal year of the Company exceeding that number of shares representing 15% of the total number of shares for which options may be granted under the Plan and no optionee shall be entitled to receive options under the Plan exceeding in the aggregate that number of shares representing 33-1/3% of the total number of shares for which options may be granted under the Plan, in each case as such total number of shares may be increased from time to time with shareholder approval.

        (c) Options may be granted by the Board of Directors to its members who are key employees by the Stock Option Committee only in the months of February, May, August, and November of each year.

        (d) Options granted under the Plan to employees and directors of the Company shall not be exercisable until a period of one year from the date of grant, except in the event of the optionee's termination of employment as a result of disability or death as specified in paragraph 8(f), in which event the option shall be immediately exercisable for the corresponding period specified in paragraph 8(f).

        (e) Notwithstanding any other provision of the Plan, no option granted after December 14, 1988, shall be exercisable unless the sale of the underlying shares is registered or qualified under applicable federal and state securities laws or, in the opinion of counsel for the Company, there is an available exemption for the underlying shares from such registration or qualification.

        6. DURATION OF THE PLAN. The Plan shall terminate ten (10) years from the effective date unless terminated earlier pursuant to paragraph 11, and no options may be granted thereafter.

        7. LIMITATIONS ON NUMBER OF SHARES. The aggregate fair market value, determined as of the date the option is granted, of the shares for which options are exercisable for the first time by an employee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000). In the event that such employee is eligible to participate in any other stock incentive plans of the Company or a subsidiary which are also intended to comply with the provisions of
Section 422A of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted for such plans.

        8. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Stock Option Committee shall approve from time to time, which agreements shall include, but not be limited to, the following terms and conditions:

        (a) PRICE. The purchase price per share of stock payable upon the exercise of each option granted hereunder shall be not less than one hundred percent (100%) of the fair market value of the stock on the day the option is granted; provided, however, that if at the time of the grant the optionee owns stock possessing more than ten percent (10%) of the combined voting power of all


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 classes of stock of the Company or its parent or a subsidiary, such purchase price per share shall be not less than one hundred and ten percent (110%) of the fair market value of the stock on the day the option is granted. Such fair market value shall be determined in accordance with procedures to be established in good faith by the Stock Option Committee conforming to regulations issued by the Internal Revenue Service with regard to incentive stock options.

        (b) NUMBER OF SHARES. Each option agreement shall specify the number of shares to which it pertains.

        (c) EXERCISE OF OPTIONS. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Stock Option Committee may determine in its sole discretion at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten (10) years after the date of the grant of such option; and provided, further, that if at the time of the grant of such option, the optionee owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or a subsidiary, such option shall be exercisable no later than five (5) years after the date of its grant.

        (d) NOTICE OF EXERCISE AND PAYMENT. An option shall be exercisable only by delivery of a written notice to the Stock Option Committee, any member of the Stock Option Committee, the Company's Treasurer, or any other officer of the Company designated by the Stock Option Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at the time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter containing representations and warranties, in form and substance satisfactory to the Company, that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time of delivery to the optionee of a certificate or certificates covering the number of shares for which the option was exercised. Payment shall be made either by (i) cashier's or certified check, (ii) if permitted by a vote of the Stock Option Committee, by delivery and assignment to the Company of shares of the Company's common stock, or (iii) by a combination of (i) and (ii). The value of the Company's common stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with the procedures to be established by the Stock Option Committee.

        (e) NON-TRANSFERABILITY. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the optionee's lifetime and only by the optionee.


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        (f) TERMINATION OF OPTIONS. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee of the Company, or its parent or a subsidiary, except that:

            (i) if the optionee's employment shall have terminated for any reason other than cause, disability (as defined below), or death, the optionee at any time within a period of thirty (30) days after such termination of employment, but not later than the expiration date of the option, may exercise the option to the extent that the option was exercisable by the optionee on the date of termination of his or her employment;

            (ii) if the optionee's employment shall have been terminated because of disability within the meaning of Section 105(d)(4) of the Code, the optionee at any time within a period of one (1) year after such termination of employment, but not later than the expiration date of the option, may exercise the option to the extent that the option was exercisable by the optionee on the date of termination of his or her employment; and

            (iii) if the optionee dies at a time when the option was exercisable by the optionee, then the optionee's estate, personal representative, or beneficiary to whom it has been transferred pursuant to paragraph 8(e), within six (6) months following the death, but not later than the expiration date of the option, may exercise the option to the extent the option might have been exercised at the time of the optionee's death.

        (g) RIGHTS AS SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares covered by the option until the date of issuance of a stock certificate to the optionee for such shares.

        (h) EFFECT OF OTHER OUTSTANDING OPTIONS. No option granted hereunder, on or before December 31, 1986, shall be exercisable by an optionee while there is "outstanding" within the meaning of Section 422A(c)(7) of the Internal Revenue Code, before amendment by the Tax Reform Act of 1986, any incentive stock option which was granted to the optionee before the granting of the option under the Plan and which permits the optionee to purchase stock in (i) the Company, (ii) a corporation which (at the time of the granting of the option under the Plan) is a parent or subsidiary of the Company, or (iii) a predecessor corporation of any such corporations. The foregoing "sequential exercise rule" shall not apply to any option granted hereunder after December 31, 1986.


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        9. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS.
Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends or other distribution, stock splits, stock combinations, recapitalizations, and other similar changes in the capital structure of the Company after the effective date of the Plan.

        10. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such a manner as the Stock Option Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Company at any time should elect to dissolve, sell all or substantially all of its assets, undergo a reorganization, or merge or consolidate with any corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, merger, or consolidation where the surviving corporation assumes the optionees' rights under the Plan or issues substantially equivalent substitute rights in place thereof) each optionee shall be notified by the Company of his or her right to exercise all outstanding options prior to any such dissolution, sale, reorganization, merger, or consolidation. The failure to exercise such outstanding options within thirty (30) days of such notification shall cause the options to be terminated.

        11. TERMINATION OR AMENDMENT OF THE PLAN. The Board of Directors may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company; provided:

            (a) that no such termination or amendment shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option;

            (b) subject to paragraph 9, that any such amendment which increases the number of shares subject to the Plan shall be subject to approval by shareholders of the Company within one (1) year from the effective date of such amendment and shall be null and void if such approval is not obtained; and

            (c) that in no event shall any amendment be made to the Plan which would cause the options granted hereunder to fail to qualify as incentive stock options under the Code.

        12. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge, or modify the employment relationship between the Company and the optionee. Nothing contained in the Plan shall be construed as conferring upon any optionee any right to continue in the employ of the Company.

        13. DEFINITIONS.

        (a) The term "key employees" means those executive, administrative, operational, or managerial employees of the Company who are determined by the Stock Option Committee to be eligible for options under the Plan.

        (b) The term "optionee" means a key associate to whom an option is granted under the Plan.

        (c) The term "parent", for purposes of the Plan, shall have the meaning ascribed to it under Section 425(e) of the Code.

        (d) The term "subsidiary", for purposes of the Plan, shall have the meaning ascribed to it under Section 425(f) of the Code.


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